Exhibit 10.5
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     This First Amendment to Employment Agreement (this “First Amendment” is made effective as of the 31st day of December, 2008 (the “Effective Date”) by and between BEAZER HOMES USA, INC., a Delaware corporation (the “Company” ) and ALLAN P. MERRILL , an individual resident of the State of Georgia (the “Executive”).
WITNESSETH:
     WHEREAS, the Company and Executive have heretofore entered into an Employment Agreement made effective as of May 1, 2007 (the “Existing Agreement”); and
     WHEREAS, the Company and Executive desire to amend certain provisions of the Existing Agreement as provided herein.
     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:
     1. Section 11 is hereby amended by adding the following sentence at the end of the Section:
11. Special Provision Regarding Section 409A of the Internal Revenue Code. The Executive shall be deemed to have a “termination of employment” under this Agreement for purposes of entitling him to any “nonqualified deferred compensation” that is subject to the requirements of Section 409A only to the extent the Executive has a “separation from service,” as that term is defined in Section 409A and the applicable Treasury regulations applying all of the default rules thereunder.
     2. Except as and to the extent amended hereby, the Existing Agreement is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with the terms thereof. By signing below, the Company and Executive hereby (i) consent to all of the terms of this First Amendment, (ii) ratify and confirm their respective obligations under the Existing Agreement, and (iii) agree that said obligations are and shall remain in full force and effect, as amended by this First Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO EMPLOYMENT effective as of the date first written above.

BEAZER HOMES USA, INC.

By:	/s/ Ian J. McCarthy

Name:	Ian J. McCarthy
Title:	President and CEO

EXECUTIVE

/s/ Allan P. Merrill

Allan P. Merrill